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                                                                   EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Texas Utilities Electric Company ("the Company") on Form S-3 of our report dated March 1, 1995 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and to the reference to us under the heading "Experts and Legality" in the Prospectus which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Dallas, Texas
August 15, 1995